================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  Form 8-K/A


                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (date of earliest event reported) March 19, 1997
                                                         --------------



                           The Eastwind Group, Inc.
                           ------------------------
            (Exact name of registrant as specified in its Charter)

        Delaware                        0-27638                 23-2732753
      --------------                  -------------           ---------------
(State or other jurisdiction      Commission file Number       (IRS Employer
of incorporation or organization)                         Identification Number)





                        -------------------------------
                        100 Four Falls Corporate Center
                                   Suite 305
                          West Conshohocken, PA 19428
                                (610) 828-6860
                        -------------------------------
                  (Address, including zip code, and telephone
                 number [including area code] of registrant's
                          principal executive office)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

(a)  Financial Statements of Wickersham Printing Company, Inc.          Page No.
     ---------------------------------------------------------          --------

     Independent Auditors' Report                                         F-1

     Balance Sheets at December 31, 1996 and 1995                         F-2

     Statements of Income for the Years Ended
       December 31, 1996 and 1995                                         F-4

     Statements of Changes in Stockholders' Equity for the Years Ended
       December 31, 1996 and 1995                                         F-5

     Statements of Cash Flows for the Years Ended
       December 31, 1996 and 1995                                         F-6

     Notes to the Financial Statements                                    F-7

(b)  Pro Forma Financial Information
     -------------------------------

     Basis of Presentation                                                F-15

     Unaudited Pro Forma Consolidated Statement of Operations for
       the Year Ended December 31, 1996                                   F-16

     Notes to Unaudited Pro Forma Consolidated Financial Statements       F-17

(c)  Exhibits
     --------

     23 Consent of Walz, Deihm, Geisenberger, Bucklen & Tennis

                       WICKERSHAM PRINTING COMPANY, INC.

                            LANCASTER, PENNSYLVANIA



                             FINANCIAL STATEMENTS



                          DECEMBER 31, 1996 AND 1995

                                C O N T E N T S



Independent Auditors' Report                                   F-1

Balance Sheets                                                 F-2

Statements of Income                                           F-3

Statements of Changes in Stockholders' Equity                  F-4

Statements of Cash Flows                                       F-5

Notes to Financial Statements                           F-6 - F-14


                                                    Walz, Deihm, Geisenberger,
                                                    Bucklen & Tennis P.C.
                                                    ----------------------------
                                                    CERTIFIED PUBLIC ACCOUNTANTS



                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Wickersham Printing Company, Inc.
Lancaster, Pennsylvania

    We have audited the accompanying balance sheets of Wickersham Printing Company, Inc. as of December 31, 1996 and 1995 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wickersham Printing Company, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                              /S/ WALZ, DEIHM, GEISENBURGER, BUCKLEN & TENNIS WALZ, DEIHM, GEISENBERGER,
                              BUCKLEN & TENNIS, P.C.
                              CERTIFIED PUBLIC ACCOUNTANTS

LANCASTER, PENNSYLVANIA
FEBRUARY 18, 1997

                       WICKERSHAM PRINTING COMPANY, INC.

                                BALANCE SHEETS

                                 DECEMBER 31,

                                          1996         1995
                                          ----         ----

       ASSETS


CURRENT ASSETS
  Accounts Receivable                   $1,022,012   $1,221,426

  Inventory                                341,504      486,698

  Prepaid Expenses                          37,524       38,735
                                        ----------   ----------


      TOTAL CURRENT ASSETS               1,401,040    1,746,859
                                        ----------   ----------


PROPERTY AND EQUIPMENT


  Plant Equipment                        2,350,589    2,350,589

  Office Furniture and Fixtures             91,717       91,717

  Data Processing Equipment                258,768      258,768

  Automobiles and Trucks                    84,073       84,073

  Leasehold Improvements                   265,180      265,180
                                        ----------   ----------

                                         3,050,327    3,050,327

  Less:  Accumulated Depreciation        2,425,654    2,272,476
                                        ----------   ----------

      NET PROPERTY AND EQUIPMENT           624,673      777,851
                                        ----------   ----------


OTHER ASSETS


  Deposits                                  13,361       12,117
                                        ----------   ----------


      TOTAL ASSETS                     $ 2,039,074  $ 2,536,827
                                         =========    =========


_______________
The accompanying notes are an integral part of the financial statements.


                                                                         1996           1995
                                                                         ----           ----

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Cash Overdraft                                                       $   89,253    $  211,342
  Demand Notes Payable - Finance Company                                  577,742       812,882
  Accounts Payable - Related Company                                       82,998             0
  Accounts Payable - Investment Holding Company                            52,825             0
  Accounts Payable - Trade                                                920,871       888,609
  Accrued Payroll Taxes and Amounts Withheld                               10,901        11,164
  Accrued Retirement                                                          749         8,466
  Accrued Wages and Vacation Pay                                          139,313        73,323
  Dividends Payable                                                         9,375             0
  Other Accrued Expenses                                                   41,716       102,182
  Current Portion of Long-Term Debt                                       256,432       365,058
  Current Portion of Capital Lease Obligations                                  0         8,991
  Current Portion of Vendor Notes Payable                                  42,089       185,192
                                                                       ----------    ----------

      TOTAL CURRENT LIABILITIES                                         2,224,264     2,667,209
                                                                       ----------    ----------

LONG-TERM DEBT

  Long-Term Debt - Less Current Portion                                         0        17,735
  Vendor Notes Payable - Less Current Portion                              50,660       197,131
                                                                       ----------    ----------

      TOTAL LONG-TERM DEBT                                                 50,660       214,866
                                                                       ----------    ----------

      TOTAL LIABILITIES                                                 2,274,924     2,882,075
                                                                       ----------    ----------

STOCKHOLDERS' EQUITY

  Preferred Stock - Series A  - par value $1,000 per share; 10,000
   shares authorized, 250 shares issued and outstanding                   250,000             0
  Common Stock - par value $.01 per share; 7,000,000 shares
   and 2,000,000 shares authorized, 2,000,000 shares issued
   and outstanding                                                         20,000        20,000
  Additional Paid-in Capital                                              350,425       350,425
  Retained Earnings (Deficit)                                            (560,037)     (419,678)
                                                                       ----------    ----------
                                                                           60,388       (49,253)
  Less:  Treasury Stock, 719,939 shares at December 31, 1996
             and 719,075 shares at December 31, 1995                      296,238       295,995
                                                                       ----------    ----------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                               (235,850)     (345,248)
                                                                       ----------    ----------

      TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                                            $2,039,074    $2,536,827
                                                                       ==========    ==========


                       WICKERSHAM PRINTING COMPANY, INC.

                              STATEMENTS OF INCOME

                        FOR THE YEARS ENDED DECEMBER 31,



                                                     1996         1995
                                                     ----         ----



SALES                                           $5,713,228    $8,394,229

COST OF GOODS SOLD                               5,100,141     7,537,732
                                                ----------    ----------

      GROSS PROFIT                                 613,087       856,497
                                                ----------    ----------

SELLING EXPENSES                                   511,805       541,610

ADMINISTRATIVE EXPENSES                            610,920       510,090
                                                ----------    ----------

      TOTAL SELLING AND
       ADMINISTRATIVE EXPENSES                   1,122,725     1,051,700
                                                ----------    ----------

      OPERATING INCOME (LOSS)                     (509,638)     (195,203)

OTHER INCOME                                        22,026        54,492

OTHER EXPENSES                                    (139,373)     (142,314)
                                                ----------    ----------

      INCOME (LOSS) BEFORE PROVISION
       FOR INCOME TAXES AND
       EXTRAORDINARY ITEM                         (626,985)     (283,025)

PROVISION FOR INCOME TAXES                               0             0
                                                ----------    ----------

      INCOME (LOSS) BEFORE
      EXTRAORDINARY ITEM                          (626,985)     (283,025)

EXTRAORDINARY ITEM - Extinguishment of Debt        496,001       131,574
                                                ----------    ----------

      NET INCOME (LOSS)                         $ (130,984)   $ (151,451)
                                                ==========    ==========


-----------------
The accompanying notes are an integral part of the financial statements.

                       WICKERSHAM PRINTING COMPANY, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                    PREFERRED STOCK          COMMON STOCK          ADDITIONAL        RETAINED
                                    ---------------          ------------            PAID-IN         EARNINGS       TREASURY
                                  SHARES      AMOUNT       SHARES     AMOUNT         CAPITAL         (DEFICIT)        STOCK
                                  ------      ------       ------     ------       -----------       ---------      --------
December 31, 1994                      0    $      0       2,000,000   $20,000       $350,425        $(268,227)     $(295,995)

Net Income (Loss)                      0           0               0         0              0         (151,451)             0
                                  ------    --------       ---------   -------       --------        ---------      ---------

December 31, 1995                      0           0       2,000,000    20,000        350,425         (419,678)      (295,995)

Purchase of Stock from Former
 Participant in the Wickersham
 Printing Company, Inc. Employee
 Stock Ownership Plan                  0           0               0         0              0                0           (243)

Issuance of 250 Shares of Series A
 Convertible Voting Participating
 Redeemable Preferred Stock and
 Increase in the Number of
 Authorized Shares of Common
 Stock                               250     250,000              0         0              0                 0              0

Accrued Preferred Stock Dividends      0           0              0         0              0            (9,375)             0

Net Income (Loss)                      0           0              0         0              0          (130,984)             0
                                  ------    --------      ---------   -------       --------         ---------       --------

      DECEMBER 31, 1996              250    $250,000      2,000,000   $20,000       $350,425         $(560,037)     $(296,238)
                                  ======    ========      =========   =======        =======          ========       ========

-----------------
The accompanying notes are an integral part of the financial statements.

                       WICKERSHAM PRINTING COMPANY, INC.

                           STATEMENTS OF CASH FLOWS

                       FOR THE YEARS ENDED DECEMBER 31,

                                                             1996         1995
                                                          -----------  ----------

OPERATING ACTIVITIES
  Net Income (Loss)                                        $(130,984)  $(151,451)
  Add Expenses Not Using Working Capital:
     Depreciation                                            153,178     168,702
  Less Non-Operating Gains:
     Cancellation of Vendor Notes Payable                   (157,844)   (131,574)
     Cancellation of Long-Term Debt                         (138,012)          0
     Cancellation of Accounts Payable                       (200,145)          0
                                                           ---------   ---------

         WORKING CAPITAL PROVIDED BY (USED
          IN) OPERATING ACTIVITIES                          (473,807)   (114,323)

  Add (Deduct) Changes in Working Capital:
     Accounts Receivable                                     199,414    (127,632)
     Inventory                                               145,194     (50,921)
     Accounts Payable - Trade                                232,407     165,856
     Accounts Payable - Related Parties                      145,199           0
     Other Accrued Expenses                                   (2,456)     59,121
     Other Assets                                                (33)     (1,782)
                                                           ---------   ---------
         NET CASH PROVIDED BY (USED
          IN) OPERATING ACTIVITIES                           245,918     (69,681)
                                                           ---------   ---------

INVESTING ACTIVITIES
  Purchase of Property and Equipment                               0     (60,137)
                                                           ---------   ---------
         NET CASH PROVIDED BY (USED IN)
          INVESTING ACTIVITIES                                     0     (60,137)
                                                           ---------   ---------

FINANCING ACTIVITIES
  Proceeds from Issuance of Preferred Stock                  250,000           0
  Purchase of Treasury Stock                                    (243)          0
  Net Change in Demand Notes Payable - Bank                        0    (349,500)
  Net Change in Demand Notes Payable - Finance Company      (235,140)    812,882
  Dividends Payable                                           (9,375)          0
  Net Change in Demand Note Payable - Other                        0     (39,719)
  Principal Payments on Capital Lease Obligations             (8,991)    (28,269)
  Proceeds from Issuance of Long-Term Debt                   178,215           0
  Principal Payments on Long-Term Debt                      (166,564)   (266,557)
  Principal Payments on Vendor Notes Payable                (131,731)    (63,999)
                                                           ---------   ---------
     NET CASH PROVIDED BY (USED IN)
      FINANCING ACTIVITIES                                  (123,829)     64,838
                                                           ---------   ---------

NET INCREASE (DECREASE) IN CASH                              122,089     (64,980)
CASH (OVERDRAFT) - BEGINNING                                (211,342)   (146,362)
                                                           ---------   ---------
CASH (OVERDRAFT) - ENDING                                  $ (89,253)  $(211,342)
                                                           =========   =========


---------------
The accompanying notes are an integral part of the financial statements.

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  COMPANY OPERATIONS

      The Company, located in Lancaster, Pennsylvania, is in the business of printing and binding of books and other publications. Pre-press services are also performed. The Company grants credit to customers, substantially all of whom are located within a 250 mile radius.

  EQUITY INFUSION

      In May 1996, a publicly traded investment holding company with other interests in the printing and binding segments of the graphic arts industry, made an investment in Wickersham Printing Company, Inc. The investor structured the transaction as an investment directly into Wickersham, rather than an acquisition of existing shares. At the time of the investment a new board of directors was elected and a new president was installed.

      A $250,000 investment was made into the Company in exchange for 250 shares of Series A Convertible Participating Redeemable Preferred Stock in January, 1997. The investment holding company also entered into agreements with Wickersham's common stockholders which allows the holding company to issue its own stock in exchange for all outstanding shares of Wickersham stock. As of our report date, the Company had not finalized the exchange of stock.

  INVENTORY

      Inventory consists of materials and work in process. The materials inventory, which consists of paper, plates, film, ink and packaging materials is valued at the lower of cost (first-in, first-out) or market value. Work in process inventory is valued using a budgeted hourly cost method.

  PROPERTY AND EQUIPMENT

      Property and equipment are carried at cost. Depreciation of property and equipment is determined using straight line and accelerated methods for financial statement purposes at rates based on the following estimated useful lives:

           Plant Equipment                              3 - 10 years
           Office Furniture and Fixtures                3 - 10 years
           Data Processing Equipment                     3 - 7 years
           Automobiles and Trucks                        3 - 5 years
           Leasehold Improvements                       5 - 39 years

      Depreciation expense charged to operations amounted to $153,178 and $168,702 for the years ended December 31, 1996 and 1995, respectively. Included in depreciation expense is amortization of assets resulting from capital lease obligations. Such amortization amounted to $11,621 for the year ended December 31, 1996 and 1995.

      Expenditures for major improvements that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                                                                     (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995



(CONTINUED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


  CASH FLOW INFORMATION

      The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

      Cash paid for interest and income taxes for the years ended December 31, 1996 and 1995 is as follows:

                                                 1996      1995
                                                 ----      ----


      Interest (Net of Amount Capitalized)    $ 116,706  $137,655
                                                =======   =======

      Income Taxes - State                    $  10,116  $      0
                                               ========   =======


  INCOME TAXES

      Depreciation expense is recognized for income tax purposes in different periods from those in which it is recognized for financial reporting purposes.


NOTE B - SUMMARY OF SIGNIFICANT ESTIMATES, RISKS AND UNCERTAINTIES


                                USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                         CERTAIN SIGNIFICANT ESTIMATES

  REALIZABILITY OF A DEFERRED TAX ASSET

      The Company has federal and state net operating loss carryforwards which expire in varying amounts through the year ended December 31, 2011. The loss carryforwards could produce deferred tax assets which may be realized if sufficient taxable income is generated in future years. Management has elected not to record a deferred tax asset on the balance sheet since realization is not assured.


                                                                     (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995



(CONTINUED)


NOTE B - SUMMARY OF SIGNIFICANT ESTIMATES, RISKS AND UNCERTAINTIES (CONTINUED)


                  VULNERABILITY DUE TO CERTAIN CONCENTRATIONS


  CUSTOMERS


      Two customers accounted for approximately 29% and 34% of net revenue for the years ended December 31, 1996 and 1995 and approximately 31% and 30% of the accounts receivable balance at December 31, 1996 and 1995. All transactions with the customer were conducted on an arm's length basis.


NOTE C - DEMAND NOTES PAYABLE - FINANCE COMPANY


      In April 1995, the Company signed an agreement to secure financing from an asset based lender. Under the terms of the agreement, the Company pledges accounts receivable to the lender and receives eighty-percent of their face value. Customers are instructed to make payments directly to the lender.

      The lender sets up a reserve account for the twenty-percent portion of the receivable that was not funded at the time of purchase. The lender charges the reserve account for interest and administrative fees and remits the balance to the Company on a weekly basis.

      The total amount funded under the agreement cannot exceed $1,000,000. Interest on the unpaid balance is charged at a variable rate of prime plus 2%. The note is collateralized by accounts receivable and inventory. The balances on the note as of December 31, 1996 and 1995 were $577,742 and $812,882, respectively.


NOTE D - LONG-TERM DEBT

      During the year ended December 31, 1996, the Company was unable to meet the monthly obligation to repay a variable rate term loan to a bank. In May, 1996, the investor assisted in negotiating an agreement to repay the remaining principal balance on the loan as part of its strategy to invest in Wickersham Printing Company, Inc. The principal balance at that time was $219,935. The renegotiated loan is shown as loan #1 in the schedule below. The original variable rate term loan is shown as loan #2.



                                                                     (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995


(CONTINUED)

NOTE D - LONG-TERM DEBT

      Other long-term debt was also renegotiated by the investor and resulted in income through extinguishment of debt. Loans #3, #5 and #6 were settled at an amount less than the amount carried on the books.


                                                                              1996              1995
                                                                              ----              ----

(1)  Installment loan payable to a bank, $15,000 paid by
      Wickersham Printing Company, Inc. in May, 1996,
      followed by 18 monthly installments of $5,000 beginning
      June, 1996 and one final balloon payment in December,
      1997.  The loan is collateralized by accounts receivable,
      inventory, machinery and equipment, contract rights,
      the personal guarantee of a company officer and a
      mortgage against the residence of a company officer.                   $ 184,935       $       0

(2)  Variable rate term loan payable to a bank in 12 monthly installments of $6,000 plus interest at 10.25% followed by
      60 monthly installments of $18,181 including interest at
      1 3/4% above the bank's prime rate.  The loan is collateralized by accounts receivable, inventory, machinery and equipment, contract rights, the personal guarantee of a company officer and a mortgage against the residence of a company officer.
      The bank agreed to renegotiate the pay off of this loan as
      noted above.                                                                   0         229,935

(3)  Installment loan payable to the Company's landlord for past due rent.  The loan was payable in 40 monthly installments of $885.  The loan was unsecured and non-interest bearing.
      The loan balance was renegotiated to $7,000 and paid off
      during the year ended December 31, 1996.                                       0          14,161

(4)  Installment loan payable to a finance company in 36 monthly installments of $11,746 including interest at 10.90%,
      collateralized by a printing press.  These terms were
      renegotiated effective December, 1994.  Monthly payments
      were extended to December, 1995.  The monthly
      installments were decreased to $7,919 including interest at
      10.90%.  This loan was repaid in full during the year ended
      December 31, 1996.                                                             0           7,848

(5)  Unsecured installment loan payable to an equipment supplier.
      The Company and the supplier agreed to restructure certain accounts payable invoices into a promissory note in an effort to support the cash flow needs of the Company.  The loan is payable in 36 monthly installments of $3,258 including
      interest at 8.5%.  The investor negotiated a settlement with
      the supplier which is more fully discussed in Loan #7                          0         54,454

                                                                     (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995



(CONTINUED)


NOTE D - LONG-TERM DEBT (CONTINUED)

                                                                              1996              1995
                                                                              ----              ----

(6)  Unsecured installment loan payable to an equipment supplier.
      The Company and the supplier agreed to restructure certain accounts  payable invoices into a promissory note in an effort to support the cash flow needs of the Company.  The loan
      was payable in 36 monthly installments of $3,611 including interest at 9.5%.  The investor negotiated a settlement with
      the supplier which is more fully discussed in Loan #7.                         0          76,395

(7)  Unsecured installment loan of $387,828 payable to an
      equipment supplier, $254,896 paid in May, 1996,
      followed by 4 quarterly payments of $33,233 beginning
      June, 1996.  The total loan balance of $387,828 was
      a negotiated balance that was based on all liabilities
      owed to the equipment supplier.  The liabilities included
      loans #5 and #6 as well as regular trade payables which the
      Company was unable to pay as they came due.                               66,466               0

(8)  Unsecured installment note payable to a finance company.
      $11,321 down payment followed by 9 monthly payments
      of $5,227 including interest at 9.24% beginning May, 1996.                 5,031               0
                                                                              --------        --------

                                                                               256,432         382,793

  Less: Current portion of long-term debt                                      256,432         365,058
                                                                              --------        --------

      LONG-TERM DEBT                                                          $      0        $ 17,735
                                                                              ========        ========

      The following table summarizes the aggregate maturities of long-term debt:

                           YEAR ENDING
                           DECEMBER 31,       AMOUNT
                           ------------       ------

                               1997        $ 256,432
                                             =======


NOTE E - CAPITAL LEASES

      The Company has capitalized assets resulting from capital lease obligations in the amount of $107,406 as of December 31, 1996 and 1995.


                                                                     (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995


(CONTINUED)


NOTE E - CAPITAL LEASES (CONTINUED)

      Lease liabilities corresponding to the above mentioned capital items as of December 31, 1996 and 1995, are as follows:

                                                                 1996    1995
                                                                 -----  -------

  Stacker/Drill with Leasing Company, $2,215 per month
   including interest at 15.09% payable until February, 1996.    $   0   $8,991

  Less: Current portion of capital lease obligations                 0    8,991
                                                                 -----   ------

      LONG-TERM CAPITAL LEASE OBLIGATIONS                        $   0   $    0
                                                                 =====   ======

      Interest expense on the above capital lease obligations for the periods ended December 31, 1996 and 1995 is $1,508, and $4,323, respectively.


NOTE F - VENDOR NOTES PAYABLE

      Certain major creditors of the Company rejected the offer to renegotiate their outstanding account balance. A summary of these vendor notes payable as of December 31, 1996 and 1995, is as follows:

                                                     1996       1995
                                                   ---------  ---------

  Total Vendor Notes Payable                         $92,749   $382,323
  Less: Current Portion of Vendor Notes Payable       42,089    185,192
                                                     -------   --------

      LONG-TERM PORTION OF VENDOR
       NOTES PAYABLE                                 $50,660   $197,131
                                                     =======   ========

      The following is a schedule showing the future minimum payments under the agreed upon payment plan as of December 31, 1996.

YEAR ENDING
DECEMBER 31,    AMOUNT
-------------  --------
    1997       $42,089
    1998        22,021
    1999        22,021
    2000         6,618
               -------
               $92,749
              ========


                                                                     (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995


(CONTINUED)


NOTE G - OPERATING LEASES

      The Company leases its building at 2959 Old Tree Drive, Lancaster, Pennsylvania, from a company officer/shareholder. The lease agreement began December 31, 1986 and expires December 31, 2001. The agreement provides for an aggregate annual rental of $86,400 for the first 60 months. Every 30 months thereafter the payment is adjusted based on the increase in the Consumer Price Index. The monthly payment is currently $9,958. The aggregate annual rental at $9,958 per month is $119,496. The lease is at fair market value.

      The Company leases warehouse and office space at 310-C Running Pump Road, Lancaster, Pennsylvania under a 19 month lease that was renewed in November, 1995. The aggregate rental during this period will be $77,823.

      The following is a schedule of future minimum rental payments required under the above operating leases as of December 31, 1996.

YEAR ENDING
DECEMBER 31,     BUILDING   WAREHOUSE    TOTAL
--------------  ----------  ---------  ----------

      1997        $119,496   $ 49,152    $168,648
      1998         119,496     20,480     139,976
      1999         119,496                119,496
      2000         119,496                119,496
      2001         119,496                119,496
                  --------   --------    --------

                  $597,480   $ 69,632    $667,112
                   =======    =======     =======

      Total rental expense charged to operations for the fiscal years ended December 31, 1996 and 1995 was $241,792 and $539,528, respectively.


NOTE H - RELATED PARTY TRANSACTIONS

      Prior to the investment discussed in Note A, Wickersham Printing Company, Inc. provided docutech printing services for its customers. This work was done on leased equipment. After the investment was made, the equipment was purchased by a company that is also owned by the investment holding company.

      Wickersham Printing Company, Inc. kept the equipment on its premises and continued to provide docutech printing services. However, the company that purchased the equipment established an operational agreement with Wickersham Printing Company, Inc. regarding docutech printing jobs. The purchasing company bills Wickersham Printing Company, Inc. for the aggregate amount of docutech work during any monthly period. In turn, Wickersham Printing Company Inc. bills its customers for such work. As of December 31, 1996, Wickersham Printing Company, Inc. owes the purchasing company $82,998 which represents the amount of docutech work for the period August 1, 1996 through December 31, 1996.


                                                            (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995


(CONTINUED)


NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)

      Wickersham Printing Company, Inc. has declared preferred stock dividends which have not been paid as of December 31, 1996. Wickersham Printing Company, Inc. has also agreed to reimburse the investment holding company for expenses that have been paid for its benefit. The amount of this liability is $62,200 as of December 31, 1996.

      The corporation leases a building from a company officer/shareholder, as discussed in Note G.


NOTE I - INCOME TAXES

      The accompanying balance sheets include the following amount of deferred tax assets and liabilities at December 31, 1996 and 1995:

                                               1996        1995
                                            ----------  ----------

  Deferred Tax Asset                        $ 238,791   $ 379,765
  Valuation Allowance                        (187,071)   (301,128)
  Deferred Tax Liability                      (51,720)    (78,637)
                                            ---------   ---------

      NET DEFERRED TAX ASSET (LIABILITY)    $       0   $       0
                                            =========   =========

      Deferred taxes result from temporary differences in the recognition of income and expenses for income tax and financial statement purposes. The amounts of these temporary differences as of December 31, 1996 and 1995 are as follows:

                                              1996        1995
                                           ----------  ----------

  Excess of Tax Over Book Depreciation      $287,109    $314,672
  Excess of Book Over Tax Vacation Pay       (71,832)          0
  Excess of Book Over Tax Contributions       (8,313)     (9,928)
                                            --------    --------

      TOTAL TEMPORARY DIFFERENCES           $206,964    $304,744
                                            ========    ========

      The Company has federal loss carryforwards totaling $117,420 that may be offset against future federal taxable income and investment credits totaling $53,044 that may be offset against future federal income taxes. If not used, the loss carryforwards will expire in the year ended December 31, 2010. The investment tax credits will expire in the year ended June 30, 2004.

      The Company also has state loss carryforwards totalling $1,796,054 that may be offset against state taxable income. The net operating loss carryforwards will be subject to a use limitation that cannot exceed $1,000,000 in any year. If not used, the loss carryforwards will expire in various amounts until the year 1999.


                                                                     (CONTINUED)

                       WICKERSHAM PRINTING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995


(CONTINUED)


NOTE J - RETIREMENT PLAN

      The Company provides a 401(K) retirement savings plan for all employees who meet the minimum qualifications specified in the plan. The Company also may make annual profit sharing contributions to the plan. For the years ended December 31, 1996 and 1995, the Company did not make a profit sharing contribution. However, the Company provided a matching contribution on certain employee contributions to the plan. The amounts of the Company's matching contributions for the years ended December 31, 1996 and 1995 were $12,466 and $13,616, respectively.


NOTE K - HEALTH INSURANCE

      The Company provides health insurance benefits to its employees under a self-funded health insurance plan and a fully insured plan administered by a health maintenance organization. Employees are given the option to choose one of the two plans.

      For an employee who elects coverage under the self-funded plan, the Company will pay claims for the employee up to a limit of $10,000. The liability for claims in excess of $10,000 is covered by an outside insurance carrier. The Company pays a regular monthly premium to its plan administrator for the coverage over and above the individual stop-loss of $10,000.








------------------
The accompanying notes are an integral part of the financial statements.

                           THE EASTWIND GROUP, INC.
                           ------------------------
                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                   ----------------------------------------
                             BASIS OF PRESENTATION
                             ---------------------


The accompanying unaudited pro forma consolidated statement of operations has been prepared by management of The Eastwind Group, Inc. ("Eastwind" or "the Company") and should be read in conjunction with the Company's historical consolidated financial statements and notes thereto filed with the Company's annual report on Form 10-KSB for the year ended December 31, 1996 and the quarterly report of Form 10-QSB for the quarter ended March 31, 1997, which have been previously filed and the historical financial statements and notes thereto of Wickersham Printing Company, Inc. ("Wickersham") filed herewith pursuant to item 7(a) of this report on Form 8-K/A.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 gives effect to the acquisition of Wickersham by Eastwind as if it had occurred at the beginning of the period presented. The pro forma consolidated statement of operations is based on certain assumptions and preliminary estimates which are subject to change. The pro forma results are not necessarily indicative of results of operations had the acquisition taken place at the beginning of the year.

                           THE EASTWIND GROUP, INC.
                           ------------------------

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
           --------------------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                     ------------------------------------

                               EASTWIND          CENTENNIAL           IVY         WICKERSHAM        PRO FORMA
                              HISTORICAL         HISTORICAL        HISTORICAL     HISTORICAL       ADJUSTMENTS
                               (NOTE 1)           (NOTE 2)          (NOTE 2)       (NOTE 2)          (NOTE 2)        PRO FORMA
                             ------------       -------------      ---------     ------------     -------------     -----------
NET SALES                     $23,633,000         $13,550,000      $7,425,000      $5,713,000     $        --       $50,321,000
                                                                                                       (70,000)(A)
                                                                                                      (268,000)(D)
                                                                                                       (20,000)(E)
COST OF GOODS SOLD             17,794,000          10,673,000       5,431,000       5,100,000         (141,000)(F)   38,499,000
                             ------------       -------------       ---------     -----------     -------------     -----------
   Gross profit                 5,839,000           2,877,000       1,994,000         613,000          499,000       11,822,000

                                                                                                       (28,000)(A)
SELLING, GENERAL AND                                                                                   261,000 (B)
ADMINISTRATIVE EXPENSE          4,795,000           3,620,000       2,216,000       1,123,000         (471,000)(D)   11,516,000
                             ------------       -------------       ---------     -----------     -------------     -----------
   Operating income (loss)      1,044,000            (743,000)       (222,000)       (510,000)         737,000          306,000

                                                                                                        60,000 (C)
INTEREST EXPENSE, net             466,000             382,000         161,000         117,000            9,000 (F)    1,195,000
                             ------------       -------------       ---------     -----------     -------------     -----------
   Income (loss) before
     extraordinary item and
       tax benefit                578,000          (1,125,000)       (383,000)       (627,000)         668,000         (889,000)

INCOME TAXES (BENEFIT)            262,000                  --          (8,000)             --          (98,000)(G)      156,000
                             ------------       -------------       ---------     -----------     -------------     -----------

NET INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM          $   316,000         $(1,125,000)     $ (375,000)     $ (627,000)    $    766,000      $(1,045,000)
                             ============       =============       =========     ===========     =============     ===========

PREFERRED STOCK DIVIDENDS          99,000                                                               41,000 (H)      140,000
                             ------------                                                         -------------     -----------

NET INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM
  ATTRIBUTABLE TO COMMON
  STOCKHOLDERS                $   217,000                                                         $    725,000      $(1,185,000)
                             ============                                                         ============      ===========

EARNINGS (LOSS) PER
 COMMON SHARE BEFORE
 EXTRAORDINARY ITEM           $       .11                                                                           $      (.55)
                             ============                                                                           ===========
SHARES USED IN COMPUTING
  EARNINGS (LOSS) PER
  COMMON SHARE BEFORE
  EXTRAORDINARY ITEM            1,971,137                                                                             2,145,924
                             ============                                                                           ===========

        The accompanying notes are an integral part of this statement.

                           THE EASTWIND GROUP, INC.
                           ------------------------

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
       -----------------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------

1. EASTWIND HISTORICAL:
   --------------------

The historical balances represent the results of operations for the year ended December 31, 1996, as reported in the Company's Form 10-KSB.

2. ACQUISITIONS OF CENTENNIAL PRINTING CORPORATION,
   TYGART MOULDING CORPORATION
   AND WICKERSHAM PRINTING COMPANY, INC.:
   --------------------------------------

On October 17, 1996, the Company acquired 100% of the capital stock of Centennial Printing Corporation ("Centennial"). The total consideration paid by the Company was $2,850,000, compromised of 182,232 shares of the Company's Common Stock, 9,000 shares of the Company's Series B Redeemable Preferred Stock and $450,000 in cash. The acquisition has been accounted for using the purchase method of accounting, whereby the purchase price was allocated to the assets and liabilities acquired based on the fair values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The purchase price, including estimated transaction costs of $300,000, exceeded the fair value of the net assets acquired by approximately $6,000,000, which has been recorded as goodwill and will be amortized on a straight-line basis over 20 years. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 reflects Centennial's historical operating results for the nine months ended September 30, 1996, which were included in a previously filed 8-K/A dated December 31, 1996. The consolidated historical operating results of Eastwind for the years ended December 31, 1996 includes the results of operations of Centennial from the date of acquisition (October 17, 1996)through (December 31, 1996).

On December 31, 1996, a majority-owned subsidiary of the Company acquired substantially all of the assets and assumed certain liabilities of Tygart Moulding Corporation ("Ivy"). The total consideration paid by the Company was $3,764,000, of which $3,304,000 was financed through debt. The acquisition has been accounted for using the purchase method of accounting. The purchase price was allocated to the assets and liabilities acquired based on the fair values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The fair value of the net assets was recorded based on the carrying value for monetary net assets, with the remaining portion of the purchase price allocated to property, plant and equipment. The pro forma consolidated statement of operations for the year ended December 31, 1996 reflects Ivy's historical operating results for the year then ended.

On January 2, 1997, the Company acquired 100% of the capital stock of Wichersham Printing Company, Inc. ("Wickersham") in exchange for 30,000 shares of the Company's Common stock. The acquisition has been accounted for using the purchase method of accounting. The purchase price was allocated to the assets and liabilities acquired based on the fair values at the acquisitions date. The purchase price was allocated to the assets and liabilities acquired based on the fair values at the acquisition date. The purchase price, including estimated transaction costs of $300,000, exceeded the fair value of the net assets acquired by approximately

$630,000, which has been recorded as goodwill and will be amortized on a straight-line basis over 20 years. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 reflects Wickersham's historical operating results for the year then ended.

Unaudited Pro Forma Adjustments to Consolidated Statement of Operations
------------------------------------------------------------------------

The following pro forma adjustments for the acquisitions of Centennial, Ivy, and Wickersham are reflected in the pro forma consolidated statement of operations for the year ended December 31, 1996 as if the acquisitions had occurred on January 1, 1996:

A. Net reduction in depreciation expense of $98,000 for the adjustments to property, plant and equipment recorded in connection with the acquisitions of Centennial and Ivy. Additional depreciation expense of $45,000 based on the write up of Centennial's property, plant and equipment was offset by a reduction in depreciation expense of $143,000 based on the write down of Ivy's property, plant and equipment.

B. Amortization expense of $261,000 for the goodwill and covenant not to compete recorded in connection with the acquisitions of Centennial, Ivy, and Wickersham.

C. Total increase in interest expense of $60,000 to account for interest of $31,000 on the cash used in the acquisition of Centennial an increase in interest expense (of $29,000 on) the debt incurred in the acquisition of Ivy.

D. Reduction in salary expense of $739,000 resulting from the elimination of officer/shareholder compensation at Centennial of $425,000 and a reduction in payroll expense of Ivy of $429,000 resulting from the termination of employees in connection with the acquisition, offset by new management compensation at Ivy of $115,000.

E. Elimination of rent expense of $20,000 related to a facility lease not assumed by the Company.

F. In August 1996, a wholly owned subsidiary of the Company entered into a capital lease obligation to purchase docutech printing equipment which had previously been leased by Wickersham under an operating lease. The pro forma statement of operations for the year ended December 31, 1996 reflects the elimination of rent expense of $167,000, offset by interest expense of $9,000 and depreciation expense of $26,000.

G. Reflects elimination of the net historical federal tax provisions of $98,000 based on the pro forma loss before income taxes for the year ended December 31, 1996.

H. Dividends of $41,000 on the Series B Preferred stock issued in connection with the acquisition of Centennial.

Unaudited Pro Forma Loss Per Share
----------------------------------

Pro forma loss per share is computed by dividing pro forma net loss attributable to Common stockholders by Eastwind's weighted average number of shares outstanding after giving effect to the shares issued in connection with the acquisition of Centennial and Wickersham.

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            THE EASTWIND GROUP, INC.


Date: June 2, 1997                          /s/ WILLIAM B. MILLER
                                            -----------------------------
                                            William B. Miller
                                            Senior Vice President and
                                            Chief Financial Officer